Exhibit 10.1

PROMISSORY NOTE

Borrower:	Table Trac, Inc.	Lender:	Alerus Financial, N.A.
	6101 Baker Rd Ste 206		2300 S Columbia Rd Grand
	Minnetonka, MN 55345		Forks, ND 58201 (800) 279-3200

Principal Amount: $473,400.00	Date of Note: April 14, 2020

PROMISE TO PAY. Table Trac, Inc. (“Borrower”) promises to pay to Alerus Financial, N.A. (“Lender”), or order, in lawful money of the United States of America, the principal amount of Four Hundred Seventy-three Thousand Four Hundred & 00/100 Dollars ($473,400.00), together with interest on the unpaid principal balance from April 14, 2020, calculated as described in the “INTEREST CALCULATION METHOD” paragraph using an interest rate of 1.000% per annum based on a year of 360 days, until paid in full. The interest rate may change under the terms and conditions of the “INTEREST AFTER DEFAULT” section.

PAYMENT. Borrower will pay this loan in 18 payments of $26,646.29 each payment. Borrower’s first payment is due November 14, 2020, and all subsequent payments are due on the same day of each month after that. Borrower’s final payment will be due on April 14, 2022, and will be for all principal and all accrued interest not yet paid. Payments include principal and interest. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; and then to any unpaid collection costs. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

PAYMENT AMORTIZATION. Lender reserves the right to change the monthly principal and interest payment due on the note to cause the note to fully amortize by the maturity date. The payment will be reviewed for any necessary adjustment and will be changed accordingly 45 days prior to the first payment date of November 14, 2020.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower’s making fewer payments. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Alerus Financial, N.A., Main Office, P.O. Box 6001 Grand Forks, ND 58206-6001.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the total sum due under this Note will continue to accrue interest at the interest rate under this Note.

DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

PROMISSORY NOTE

(Continued)

Loan No: 2489157106	Page 2

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS’ FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender’s reasonable attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including reasonable attorneys’ fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

WHEN FEDERAL LAW APPLIES. When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of Grand Forks County, State of North Dakota.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the debt against any and all such accounts.

ADDENDUM TO NOTE. An exhibit, titled “Addendum to Note,” is attached to this Note and by this reference is made a part of this Note just as if all the provisions, terms and conditions of the Exhibit had been fully set forth in this Note.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY

NOTE. BORROWER:

TABLE TRAC, INC.

By:	/s/ Chad B Hoehne	4/14/2020
Chad B Hoehne, CEO/Director of Table Trac, Inc.

LaserPro, Ver. 19.4.10.036 Copr. Finastra USA Corporation 1997, 2020. All Rights Reserved. - ND C:\CFI\LPL\D20.FC TR-14212 PR-224

ADDENDUM TO NOTE

Borrower:	Table Trac, Inc.	Lender:	Alerus Financial, N.A.
	6101 Baker Rd Ste 206		2300 S Columbia Rd Grand
	Minnetonka, MN 55345		Forks, ND 58201 (800) 279-3200

This ADDENDUM TO NOTE is attached to and by this reference is made a part of the Promissory Note, dated April 14, 2020, and executed in connection with a loan or other financial accommodations between ALERUS FINANCIAL, N.A. and Table Trac, Inc.

SBA Loan Name: Paycheck Protection Program

DEFINITIONS:

“Collateral” means any property taken as security for payment of this Note or any guarantee of this Note. “Guarantor” means each person or entity that signs a guarantee of payment of this Note.

“Loan” means the loan evidenced by this Note.

“Loan Documents” means the documents related to this loan signed by Borrower, any Guarantor, or anyone who pledges collateral. “SBA” means the Small Business Administration, an Agency of the United States of America.

DEFAULT:

Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower: Does not preserve, or account to Lender’s satisfaction for, any of the Collateral or its proceeds;

Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA; Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Lender or SBA; Fails to pay any taxes when due;

Makes an assignment for the benefit of creditors;

Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender’s prior written consent; or Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower’s ability to pay this Note.

LENDER’S RIGHTS IF THERE IS A DEFAULT:

Without notice or demand and without giving up any of its rights, Lender may:

Collect all amounts owing from any Borrower or Guarantor; File suit and obtain judgment;

Take possession of any Collateral; or

Sell, lease, or otherwise dispose of, any Collateral at public or private sale, with or without advertisement.

LENDER’S GENERAL POWERS:

Without notice and without Borrower’s consent, Lender may:

Bid on or buy the Collateral at its sale or the sale of another lienholder, at any price it chooses;

Incur expenses to collect amounts due under this Note, enforce the terms of this Note or any other Loan Document, and preserve or dispose of the Collateral. Among other things, the expenses may include payments for property taxes, prior liens, insurance, appraisals, environmental remediation costs, and reasonable attorney’s fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance;

Release anyone obligated to pay this Note;

Compromise, release, renew, extend or substitute any of the Collateral; and

Take any action necessary to protect the Collateral or collect amounts owing on this Note.

SUCCESSORS AND ASSIGNS:

Under this Note, Borrower includes its successors, and Lender includes its successors and assigns.

ADDENDUM TO NOTE

(Continued)

Loan No: 2489157106	Page 2

GENERAL PROVISIONS:

Borrower waives all suretyship defenses.

Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.

To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor.

Borrower also waives any defenses based upon any claim that Lender did not obtain any guarantee; did not obtain, perfect, or maintain a lien upon Collateral; impaired Collateral; or did not obtain the fair market value of Collateral at a sale.

BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE NOTE, THE LOAN DOCUMENTS AND ANY OTHER INSTRUMENTS OR AGREEMENTS EXECUTED BY ANY PARTY IN CONNECTION HEREWITH OR THEREWITH.

Notwithstanding anything to the contrary contained in the Note, Lender waives all rights to declare the entire unpaid principal balance and accrued unpaid interest immediately due under the Note following a default under the Note.

THIS ADDENDUM TO NOTE IS EXECUTED ON APRIL 14, 2020.

BORROWER:

TABLE TRAC, INC.

By:	/s/ Chad B Hoehne	4/14/2020
Chad B Hoehne, CEO/Director of Table Trac, Inc.

LaserPro, Ver. 19.4.10.036 Copr. Finastra USA Corporation 1997, 2020. All Rights Reserved. - ND C:\CFI\LPL\D20.FC TR-14212 PR-224